Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment Number 2 to the Registration Statement on Form S-1 of Bank of Florida Corporation (the “Company”), of our reports appearing in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2008 and December 31, 2007. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/S/ HACKER, JOHNSON & SMITH PA
Tampa, Florida May 17, 2010